Exhibit 10.28

VANCE JACKSON SERVICE CENTER

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into between Hooten Non Exempt Family Trust B, hereafter referred to as "Lessor" and Tradein Expert, Inc., a Delaware corporation hereafter referred to as "Lessee":

WITNESSETH:

1. LEASED PREMISES: In consideration of the rents, terms, provisions and covenants of this Lease Agreement, Lessor hereby leases, lets and demises to Lessee the following described premises (referred to as "leased premises" and containing approximately 1,845 square feet) situated in 4335 Vance Jackson, Suite #104 San Antonio, Texas 78230 (sometimes referred to as "the building"):

2. TERM: Subject to and upon the conditions set forth below, the term of this Lease shall commence upon a fully executed Lease, (the "commencement date”) and shall end twenty-four (24) months thereafter. Lessee shall have the right to terminate the Lease at any time, for any reason by providing Landlord with six (6) months prior written notice.

3. BASE RENT AND SECURITY DEPOSIT:

(a)            Lessee agrees to pay the monthly rent for the leased premises during the term as follows:

Year One (1)                  $1,165.00 per month

Year Two (2)                  $1,225.00 per month

Rent shall be due and payable to Lessor at the address shown below on the first day of the month. One monthly installment of rent shall be due and payable on the date of execution of this Lease by Lessee for the first month’s rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the “commencement date” or “completion date” during the demised term; provided, that if the “commencement date” or the “completion date” should be a date other than the first day of the calendar month, the monthly rental set forth above shall be prorated to the end succeeding calendar month during the demised term.

(b)          On the date of execution of this Lease by Lessee, there shall be due and payable by Lessee a security deposit in an amount equal to one monthly rental installment ($1,225.00) to be held for the performance by Lessee of Lessee's covenants and obligations under this Lease, it being expressly understood that the deposit shall not be considered an advance payment of rental or a measure of Lessor's damage in case of default by Lessee. Upon the occurrence of any event of default by Lessee or breach by Lessee of Lessee's covenants under the Lease, Lessor may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent and/or any damage, injury, expense or liability caused to Lessor by the event of default or breach of covenant, any remaining balance of the security deposit to be returned by Lessor to Lessee upon termination of this Lease.

(c)          Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Lessor on or before the tenth day of the month for which rent is due, a service charge of ten percent (10%) of all past due amounts owed on such date shall become due and payable in addition to the regular rent owed under this Lease.

4. SIGNS:

(a)          If the leased premises are within a single story building which has integral exterior sign pylons Lessee shall have the right to install letters upon a sign plaque (if available) assigned by Lessor. Lessee shall be obligated to incur any expense necessary to erect and maintain Lessee's trade name on the pylon sign. Lettering and design thereof shall first have received Lessor's written approval.

(b)          If the leased premises are within a single story building with or without integral exterior sign pylons, Lessee shall have the right to place lettering upon the (entrance doors), (plate glass windows), (sign plaque) of the leased premises; provided, however, that the lettering shall not exceed six inches in height and shall be subject to approval of Lessor.

(c)          Lessee agrees that no other sign of any description shall be erected or painted in or about the premises. Lessee shall, at Lessee’s expense, remove all signs at the termination of the Lease, and the installation and removal shall be in such manner as to avoid any injury, defacement or overloading of the building or other improvements.

5. USAGE AND INSURANCE: Lessee warrants and represents to Lessor that the leased premises shall be used and occupied only for the purpose of conducting a used car buying and selling business and related general office and storage. Lessee shall occupy the leased premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create any nuisance or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Lessor in its management of the building. Lessee shall not permit the leased premises to be used in any way which would, in the opinion of Lessor, be extra hazardous on account of fire or otherwise which would in any way increase or render void the fire insurance on the leased premises or contents in the building. Lessee shall have the five (5) parking spaces directly in front of the leased premises dedicated to Lessee’s use. The dedicated parking spaces will be identified by the Lessee at Lessee’s cost and policed solely by Lessee.

6. JANITORIAL SERVICE: Lessee at its sole cost and expense, shall pay any charges for janitorial services performed in the leased premises during the term of this Lease.

7. SERVICES:

(a)          Lessee at its sole cost and expense shall pay for electricity and telephone charges. Lessee shall pay a surcharge of $130.00 per month for water usage.

(b)          In the event that Lessor is responsible for all utility charges as provided by subparagraph (a) above, this subparagraph (b) will be applicable. Lessor shall furnish Lessee hot and cold water at those points of supply provided for general use of other tenants in the building, heating and air conditioning in season (at times Lessor normally furnishes these services to other tenants in the building, and at temperatures and in amounts as are considered by Lessor to be standard), electric current and electric lighting service for all public areas and special service areas of the building in the manner and to the extent deemed by Lessor to be standard. Lessor shall not bear the utility costs (including air conditioning costs) occasioned by electrodata processing machines, IBM machines and similar machines of high electrical consumption.

(c)          Failure by Lessor to any extent to furnish these defined services, or any cessation thereof, resulting from causes beyond the control of Lessor shall neither render Lessor liable in any respect for damages to either person or property, be construed as an eviction of Lessee, work an abatement of rent nor relieve Lessee from fulfillment of any covenant of this Lease. Should any of the equipment or machinery break down, or for any cause cease to function properly, Lessor shall use reasonable diligence to repair the same promptly, but Lessee shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned from the repairs.

~~8. RENTAL ESCALATION: Lessee agrees to pay its pro rata share of the operating expenses, which is estimated to be $N/A psf/mo. or $N/A per month. In the event the operating expense (as defined below) of Lessor upon the land and building, including parking area, of which the leased premises are a part, shall, in any calendar year during the term of this Lease, exceed the estimated expenses. Lessee agrees to pay as additional rental Lessee~~’~~s pro rata share of such excess operating expenses. Lessor shall, within four (4) months following the close of any calendar year for which additional rental is due under this paragraph, give written notice to Lessee; provided, however, Lessor may, within thirty (30) days prior to the termination of this Lease, estimate Lessee~~’~~s pro rata share of the excess operating expenses for that calendar year and give written notice of the additional rental to Lessee. The notice shall include a computation of the additional rental in reasonable detail, and Lessee agrees to make payment of the additional rental to Lessor within thirty (30) days following receipt of such notice. Lessee shall have the right, at its expense and at a reasonable time, to audit Lessor~~’~~s books relevant to additional rentals due under this paragraph. The term~~ “~~operating expenses~~” ~~as used in paragraph 8 of the Lease Agreement includes all expenses incurred with respect to the maintenance and operation of the building and/or project of which the leased premises are control, management fees, wages and fringe benefits payable to employees of Lessor whose duties are connected with the operation and maintenance of the building and/or project, all services, supplies, repairs, replacements, or other expenses for maintaining and operating the building and/or project including common area and plaza area maintenance. The term~~ “~~operating expenses~~” ~~also includes all real property taxes and installments of special assessments, including special assessments due to deed restrictions and /or owners associations, which accrue against the building and /or project which the leased premises are a part of during the term of this Lease as well as all insurance premiums Lessor is required to pay or deems necessary to pay, including public liability insurance, with respect to the building or the project. The term~~ “~~operating expense~~” ~~does not include capital improvements to the building and/or project of which the leased premises are a part, nor shall it include repairs, restoration or other occasioned by fire, windstorm, or other casualty, income and franchise taxes of Lessor, expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses, expenses for the renovating of space for new tenants, interest or principal payments on any mortgage or other indebtedness of Lessor, compensation paid to any employee of Lessor above he grade of building superintendent nor any depreciation allowance or expense, nor any other expenses incidental to other tenants that are not furnished to Lessee. If any increase in the fire and extended coverage insurance premiums paid by Lessor for the building in which Lessee occupies space is caused by Lessee~~’~~s use and occupancy of the leased premises, or if Lessee vacates the leased premises and causes and increase in such premiums, the Lessee shall pay as additional rental the amount of such increase to Lessor.~~

9. REPAIRS AND MAINTENANCE:

(a)          Unless otherwise expressly provided, Lessor shall not be required to make any improvements, replacements or repairs of any kind or character on the leased premises during the term of this Lease except such repairs as are set forth in this subparagraph. Lessor shall at his expense maintain only the roof, foundation, parking area, landscaped areas, and the structural soundness of the exterior walls (excluding all overhead doors, if any, windows, plate glass, exterior glass, doors and other exterior openings) of the building in good repair and condition except for reasonable wear and tear. Lessee shall repair and pay for any damage caused by Lessee's negligence or default. Lessee shall immediately give written notice to Lessor of the need for repairs, and Lessor shall proceed promptly, after having had reasonable opportunity, to make the repairs. Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience. Lessee shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Lessor under this Lease.

(b)          Lessee shall, at its own risk and expense, keep, maintain and repair all other parts of the building and other improvements on the leased premises in good repair and condition including maintenance and upkeep of all interior walls, floors, ceilings and windows, doors and exterior openings, overhead doors if any, including without limitation the replacement of all broken glass, and the maintenance, repair and upkeep of the air conditioning and heating systems and all electricity, lighting and plumbing, as well as other maintenance and repairs of any kind, other than Lessor's responsibility mentioned in the paragraph above.

(c)          Lessee shall, at its own cost and expense, repair or replace any damage or injury to all or any part of the leased premises, caused by Lessee or Lessee's agents, employees, invitees, licensees or visitors; provided, however, if Lessee fails to make the repairs or replacements promptly, Lessor may, at its option, make the repairs or replacements and Lessee shall reimburse the cost to Lessor on demand.

(d)          Lessee shall not commit or allow any waste or damage to be committed on any portion of the leased premises, and at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the leased premises to Lessor in as good condition as at the date of first possession of Lessee, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the leased premises shall be borne by Lessee, and if Lessor undertakes to restore the leased premises, it shall have a right of reimbursement against Lessee.

10. COMPLIANCE WITH LAWS, RULES AND REGULATIONS: Lessee shall comply with all laws, ordinance, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the leased premises. Lessee will comply with the rules of the building adopted by Lessor, which are set forth on a schedule attached to this Lease. Lessor shall have the right at all times to change the rules and regulations of the building or to amend them in any reasonable manner as may be deemed advisable for the safety, care and cleanliness, and for the preservation of good order, of the leased premises. All changes and amendments in the rules and regulations of the building will be sent by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.

11. LESSOR IMPROVEMENTS: Lessor shall deliver the space in as-is condition.

12. ALTERATIONS AND IMPROVEMENTS: Lessee shall not make or allow to be made any alterations or physical additions in or to the leased premises without first obtaining the written consent of Lessor. Any alterations, physical additions or improvements to the leased premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease; provided, however, this clause shall not apply to moveable equipment or furniture owned by Lessee which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and if such equipment and furniture is not then subject to any other rights, liens and interests of Lessor.

13. CONDEMNATION:

(a)          If, during the term (or any extension or renewal) of this Lease, all or a substantial part of the leased premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the leased premises for the purpose for which they are then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Lessee shall have no claim to the condemnation award.

(b)          In the event a portion of the leased premises shall be taken for any public or any quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by private sale in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, Lessor may, at Lessor's sole risk and expense, restore and reconstruct the building and other improvements situated on the leased premises to the extent necessary to make it reasonably tenantable. The rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Lessee shall have no claim to the condemnation award.

14. FIRE AND CASUALTY:

(a)          If the leased premises should be totally destroyed by fire, tornado or other casualty, or if the leased premises should be so damaged so that rebuilding or repairs cannot reasonably be completed within one hundred and eighty (180) working days after the date of written notification by Lessee to Lessor of the destruction, this Lease shall terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification.

(b)          If the leased premises should be partially damaged by fire, tornado or other casualty, and rebuilding or repairs can reasonably be completed within one hundred and eighty (180) working days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate, but Lessor may at its sole risk and expense proceed with reasonable diligence to rebuild or repair the building or other improvements to substantially the condition in which they existed prior to the damage. If the leased premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Lessee, its agents, employees, invitees or those for whom Lessee is responsible, the rent payable under this Lease during the period for which the leased premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Lessor fails to complete the necessary repairs or rebuilding within one hundred and eighty (180) working days from the date of written notification by Lessee to Lessor of the destruction, Lessee may at its option terminate this Lease by delivering written notice of termination to Lessor, whereupon all rights and obligations under the Lease shall cease to exist.

15. CASUALTY INSURANCE: Lessor shall at all times during the terms of this Lease, at its expense, maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company, insuring the building against loss or damage by fire, explosion or other hazards and contingencies for the full insurable value; provided, that Lessor shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Lessee or which Lessee may have upon or within the leased premises or any fixtures installed by or paid for by Lessee upon or within the leased premises or any additional improvements which Lessee may construct on the leased premises.

16. LIABILITY INSURANCE:

(a)          Lessee shall, during the entire term hereof, maintain comprehensive general liability insurance with respect to Lessee's occupation of the leased premises for bodily injury and property damage liability, with a minimum limit of $500,000 per occurrence and an aggregate annual general limitation of $1,000,000. Lessor and any designee of Lessor shall be named as additional insured as their interests may appear. The liability insurance policy shall protect Lessor, Lessee and any designee of Lessor against any liability which arises from any occurrence on or about the Demised Premises or any appurtenance of the Demised Premises, or which arises from any of the Claims indicated in Section 19 against which Lessee is required to indemnify Lessor.

(b)          Insurance shall be placed with insurance carriers rated A + XIII or better by Best's Rating Guide.

(c)          On or before Lessee enters the Demised Premises for any reason, and before any insurance policy shall expire, Lessee shall deliver to Lessor the policy or a renewal thereof, as the case may be, together with evidence of payment of applicable premiums. Any insurance required to be carried under this Lease may be carried under a blanket policy covering the Demised Premises and other locations of Lessee. If Lessee includes the Demised Premises in blanket coverage, Lessee may deliver to Lessor a duplicate original of the blanket insurance policy or a certificate evidencing such insurance instead of the original of the policy.

(d)          All insurance policies required to be carried under this Lease by or on behalf of Lessee shall provide (and any certificate evidencing the existing of any insurance policies, shall certify) that: unless Lessor shall be given ten days' written notice of any cancellation or failure to renew, or material change to, the policies, as the case may be, (i) the insurance shall not be canceled and shall continue in full force and effect, (ii) the insurance carrier shall not fail to renew the insurance policies for any reason, and (iii) no material change may be made in an insurance policy. As used in this Lease, the term "insurance policy" shall include any extensions or renewals of any insurance policy.

(e)          Any insurance required to be carried under this Lease by Lessor may be carried under a blanket policy covering other locations.

17. PLATE GLASS INSURANCE: Lessee shall keep all plate glass of the Demised Premises insured against all risks for the benefit of Lessor and Lessee in amounts and with a company satisfactory to Lessor.

18. WAIVER OF SUBROGATION: Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the leased premises, improvements to the building of which the leased premises are a part, or personal property (building contents) within the building, by reason of fire, the elements or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of Lessor or Lessee and their agents, officers and employees. Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this Lease agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this paragraph.

19. HOLD HARMLESS: Lessor shall not be liable to Lessee's employees, agents, invitees, licensees or visitors, or to any other person, for any injury to person or damage to property on or about the leased premises caused by the negligence or misconduct of Lessee, its agents, servants or employees, or of any other person entering upon the leased premises under express or implied invitation by Lessee, or caused by the buildings and improvements located on the leased remises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the leased premises, or due to any other cause. Lessee agrees to indemnify and hold harmless Lessor of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury. Any liability insurance which may be carried by Lessor or Lessee with respect to the leased premises shall be for the sole benefit of the party carrying the insurance and under its sole control.

20. QUIET ENJOYMENT: Lessor warrants that it has full right to execute and to perform this Lease and to grant the estate demised, and, that Lessee, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the leased premises during the full term of this Lease as well as any extension or renewal; provided, however, that Lessee accepts this Lease subject and subordinate to any recorded mortgage, deed of trust or other lien presently existing upon the leased premises. Lessor is hereby irrevocably vested with full power and authority to subordinate Lessee's interest under this agreement to any mortgage, deed of trust or other lien hereafter placed on the leased premises, and Lessee agrees upon demand to execute additional instruments subordinating this Lease as Lessor may require.

21. LESSOR'S RIGHT OF ENTRY: Lessor shall have the right, at all reasonable hours, to enter the leased premises for the following: inspection; cleaning or making repairs; alterations or additions as Lessor may deem necessary or desirable; determining Lessee's use of the leased premises, or determining if an act of default under this Lease has occurred.

22. ASSIGNMENT OR SUBLEASE: Lessor shall have the right to transfer and assign, in whole or in part, its rights and obligations in the building and property that are the subject of this Lease. Lessee shall not assign this Lease or sublet all or any part of the leased premises without the prior written consent of Lessor. Lessor shall have the option, upon receipt from Lessee of written request for Lessor's consent to subletting or assignment, to cancel this Lease as of the date the requested subletting or assignment is to be effective. The option shall be exercised, if at all, within fifteen (15) days following Lessor's receipt of written notice by delivery to Lessee of written notice of Lessor's intention to exercise the option. In the event of any assignment or subletting, Lessee shall nevertheless at all times, remain fully responsible and liable for the payment of the rent and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" as defined below, if all or any part of the leased premises are then assigned or sublet, Lessor, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or subtenant all rents becoming due to Lessee by reason of the assignment or sublease, and Lessor shall have a security interest in all properties on the leased premises to secure payment of such sums. Any collection directly by Lessor from the assignee or subtenant shall not be construed to constitute a novation or a release of Lessee from the further performance of its obligations under this Lease.

23. LANDLORD'S LIEN: As security for Lessee's payment of rent, damages and all other payments required to be made by this Lease, Lessee hereby grants to Lessor a lien upon all property of Lessee now or subsequently located upon the leased premises. If Lessee abandons or vacates any substantial portion of the leased premises or is in default in the payment of any rentals, damage or other payments required to be made by this Lease, Lessor may enter upon the leased premises, by force if necessary, and take possession of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Lessee, sell and convey all or part of the personal property to the highest bidder, delivering to the highest bidder all of Lessee's title and interest in the personal property sold to him. The proceeds of the sale of the personal property shall be applied by Lessor toward the cost of the sale and then toward the payment of all sums then due by Lessee to Lessor under the terms of this Lease.

24. HOLDING OVER: In the event of holding over by Lessee after the expiration or termination of this Lease, the hold over shall be as a tenant at will and all of the terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as rental for the period of such hold over an amount equal to one and one-half the rent which would have been payable by Lessee had the hold over period been a part of the original term of this Lease. Lessee agrees to vacate and deliver the leased premises to Lessor upon Lessee's receipt of notice from Lessor to vacate. The rental payable during the hold over period shall be payable to Lessor on demand. No holding over by Lessee, whether with or without consent of Lessor, shall operate to extend this Lease except as otherwise expressly provided.

25. DEFAULT BY LESSEE: The following shall be deemed to be events of default by Lessee under this Lease:

(a)          Lessee shall fail to pay any installment of the rent required to be paid under this Lease, and the failure continues for a period of ten (10) days:

(b)          Lessee shall abandon any substantial portion of the leased premises;

(c)          Lessee shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within thirty (30) days after written notice to Lessee;

(d)          Lessee shall file a petition or be adjudged bankrupt or insolvent under the National Bankruptcy Act, as amended or any similar law or statute of the United States or any state; or that a receiver or trustee shall be appointed for all or substantially all of the assets of Lessee; or that Lessee shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors.

26. REMEDIES FOR LESSEE'S DEFAULT: Upon the occurrence of any event of default set forth in this Lease Agreement, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand:

(a)          Terminate this Lease, in which event Lessee shall immediately surrender the lease premises to Lessor, and if Lessee fails to surrender the leased premises, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the leased premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the leased premises without being liable for prosecution of any claim for damages. Lessee agrees to pay on demand the amount of all loss and damage which Lessor may suffer by reason of the termination of the Lease under this subparagraph, whether though inability to relet the leased premises on satisfactory terms or otherwise.

(b)          Enter upon and take possession of the leased premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the leased premises without being liable for prosecution of any claim for damages, and relet the leased premises on behalf of Lessee and receive directly the rent by reason of the reletting. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the leased premises, further, Lessee agrees to reimburse Lessor for any expenditures made by it for remodeling or repairing in order to relet the leased premises.

(c)          Enter upon the leased premises, by picking or changing locks if necessary, without being liable for prosecution of any claim for damages, and do whatever Lessee is obligated to do under the terms of this Lease. Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee's obligations under this Lease; further, Lessee agrees that Lessor shall not be liable for any damages resulting to Lessee from effecting compliance with Lessee's obligations under this subparagraph, caused by the negligence of Lessor or otherwise.

27. WAIVER OF DEFAULT OR REMEDY: Failure of Lessor to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Lessor shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in paragraph 26 above, shall not preclude pursuit of any one or more of the other remedies provided in paragraph 26 provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy provided constitute a forfeiture or waiver of any rent or damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Lessor to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

28. ACTS OF GOD: Lessor shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majeure.

29. ATTORNEY'S FEES: In the event Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places the enforcement of all or any part of this Lease, the collection of any rent due or to become due, or recovery of the possession of the leased premises in the hands of an attorney, Lessee agrees to pay Lessor reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not.

30. UNIFORM COMMERCIAL CODE: To the extent, if any, this Lease grants Lessor, any lien or lien rights greater than provided by the laws of this State (the State in which the leased premises are located) pertaining to "Landlord's Liens", this Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of this State and, Lessor, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interests in and to Lessee's property now or hereafter located upon the leased premises which are granted a secured party, as that term is defined, under this State's Uniform Commercial Code to secure the payment to Lessor of the various amounts provided in this Lease. Lessee will on request execute and deliver to Lessor a financing statement for the purpose of perfecting Lessor's security interest under this Lease or Lessor may file this Lease as a security agreement.

31. RIGHTS OF MORTGAGEE: If the interests of Lessor under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage on the leased premises, Lessee shall be bound to the transferee (sometimes called the "Purchaser") under the terms, covenants and conditions of this Lease for the balance of the term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were the Lessor under this Lease, and Lessee agrees to attorn to the Purchaser, including the mortgagee under any such mortgage, if it be the Purchaser, as its Lessor, the attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of Lessor under this Lease. The respective rights and obligations of Lessee and the Purchaser upon the attornment, to the extent of the then remaining balance of the term of this Lease, and any extensions and renewals, shall be and are the same as those set forth in this Lease.

32. DEFINITIONS: These definitions shall apply to the terms defined as those terms are used throughout this Lease.

(a)          "Abandon" means the vacating of all or a substantial portion of the leased premises by Lessee, whether or not Lessee is in default of the rental payments due under this Lease.

(b)          An "act of God" or "force majeure" is defined for the purpose of this Lease Agreement as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, riots, floods, washouts, explosions, earthquakes, fire, storms, acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Lessor and which by the exercise of due diligence Lessor is unable, wholly or in part, to prevent or overcome.

(c)          The "commencement date" shall be the date set forth in paragraph 2. The "commencement date" shall constitute the commencement of this Lease Agreement for all purposes, whether or not Lessee has actually taken possession.

(d)          The "completion date" shall be the date on which the improvements erected and to be erected upon the leased premises shall have been completed in accordance with the plans and specifications described in paragraph 11. Lessor shall use its best efforts to establish the "completion date" as the date set forth in paragraph 2. In the event that the improvements have not in fact been completed as of that date, Lessee shall notify Lessor in writing of its objections. Lessor shall have a reasonable time after delivery of the notice in which to take such corrective action as may be necessary, and shall notify Lessee in writing as soon as it deems such corrective action has been completed so that the improvements are completed and ready for occupancy. Taking of possession by Lessee shall be conclusively deemed to establish that the improvements have been completed and that the leased premises are in good and satisfactory condition, as of the date possession was so taken by Lessee, except for latent defects, if any.

(e)          "Real property tax" means all city, state, and county taxes and assessments including special taxing, district taxes or assessments.

33. SUCCESSORS: This Lease shall be binding and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Lessor's interest in the leased premises cease to exist for any reason during the term of the Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect and Lessee hereunder agrees to attorn to the then owner of the leased premises.

34. EXTRINSIC EVIDENCE: It is expressly agreed by Lessee, as a material consideration for the execution of this Lease Agreement, that this Lease with the specific reference to written extrinsic documents, is the entire agreement of the parties; that there are, and were, no verbal representations, understandings, stipulations, agreements or promises pertaining to this Lease Agreement or the expressly mentioned written extrinsic documents not incorporated in writing in this Lease Agreement. It is likewise agreed that this Lease may not be altered, waived, amended, or extended except by an instrument in writing, signed by both Lessor and Lessee.

35. NOTICE:

(a)          All rent and other payments required to be made by Lessee shall be payable to Lessor at the address set forth below, or at any other address Lessor may specify from time by written notice delivered to Lessee.

(b)          All payments required to be made by Lessor to Lessee shall be payable to Lessee at the address set forth below, or at any other address within the United States as Lessee may specify from time to time by written notice.

(c)          Any notice or document required or permitted to be delivered by this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set out below:

LESSOR:	LESSEE:

Hooten Non Exempt Family Trust B	Tradein Expert, Inc., a Delaware corporation
c/o Investar Real Estate Services	c/o AutoWeb, Inc.
Attn: Diana Batres	6410 Oak Canyon, Suite 250
9993 IH-10 West #102	Irvine, California 92618
San Antonio, TX 78230	Ph. 949-225-4500
Ph: 210-298-3990	Attention: Dan Ingle
Fax: 210-298-3993	Email: [EMAIL ADDRESS REDACTED]
Email: [EMAIL ADDRESS REDACTED]

35. ENVIRONMENTAL PERMITS AND ENFORCEMENT: Lessee hereby agrees that it will notify Lessor of any city, state, or federal enforcement action concerning environmental matters, any application for any environmental permit and the granting or denial of any such permit. Said notice to Lessor being within three (3) days of the date of said action by any city, state, or federal agency or within five (5) days of the date of any said application. Violation of this covenant by Lessee shall be an Event of Default under the terms of this Lease whereupon Lessor shall have the option to pursue the remedies set out in Article 26 above.

Signed and effective as of August 1, 2021

LESSOR:	LESSEE:

Hooten Non Exempt Family Trust B	Tradein Expert, Inc., a Delaware corporation

By: /s/ John Hooten	By: /s/ Glenn E. Fuller____________________
John Hooten	Glenn E. Fuller
Title: Trustee	Title: Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT “A”

Legal Description

NCB 13484 BLK 1 LOT S IRR 142.8 FT of 1 ARB 1B

EXHIBIT “B”

Site Plan